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                                 EXHIBIT 10.2


                               ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "AGREEMENT") is made on December 24, 2001 by and among INPRIMIS, INC. a Florida corporation (the "COMPANY"), ENER1 HOLDINGS, INC., a Florida corporation (the "BUYER"), and AKERMAN, SENTERFITT & EIDSON, P.A. (the "ESCROW AGENT"). Each of the Company, the Buyer, and the Escrow Agent is referred to sometimes herein, individually, as a "PARTY" and, collectively, as the "PARTIES." Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

                                   RECITALS

         A. The Company and the Buyer are parties to that certain Securities Purchase Agreement dated as of the date hereof (the "SECURITIES PURCHASE AGREEMENT").

         B. Pursuant to the terms of the Securities Purchase Agreement, the Purchase Price in its entirety shall be held in escrow pursuant to the terms hereof.

         C. Pursuant to the terms of the Securities Purchase Agreement, $120,000 of the Purchase Price along with interest and dividends and other investment returns accruing thereon subsequent to deposit with the Escrow Agent (the "INDEMNITY ESCROW FUNDS"), shall be held in escrow as provided herein as security against which the Buyer may set off and recoup any Indemnifiable Damages it incurs in accordance with the terms hereof.

         D. Pursuant to the terms of the Securities Purchase Agreement, $400,000 of the Purchase Price along with interest and dividends and other investment returns accruing thereon subsequent to deposit with the Escrow Agent (the "NON-INDEMNITY ESCROW FUNDS" and, together with the Indemnity Escrow Funds and the Closing Escrow Funds (as defined below), the "ESCROW FUNDS"), shall be held in escrow as provided herein until the Escrow Shares have been issued to the Buyer and the Stockholders' Equity Adjustment Amount, if any, has been paid to the Buyer.

         E. Pursuant to the terms of the Securities Purchase Agreement, $200,000 of the Non-Indemnity Escrow Funds (the "Stockholders' Equity Adjustment Escrow Funds") shall be held in escrow as provided herein as the sole source of recovery by the Buyer for the Stockholders' Equity Adjustment Amount as provided in Section 1.3 of the Securities Purchase Agreement.

         F. The Escrow Agent has agreed to serve as escrow agent and to hold and disburse the Escrow Funds in accordance with the terms, and subject to the conditions, of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions set forth below, the Parties hereto agree as follows:

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         1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

             "APPROVAL PERIOD" has the meaning set forth in the Securities Purchase Agreement.

             "BANKRUPTCY EVENT" has the meaning set forth in SECTION 4(e).

             "BUYER CLAIM NOTICE" has the meaning set forth in SECTION 5(b)(i).

             "CLOSING ESCROW FUNDS" has the meaning set forth in SECTION 5(a).

             "COMPANY DISPUTE NOTICE" has the meaning set forth in SECTION
             5(b)(i)

             "DETERMINATION COMMITTEE" has the meaning set forth in the Securities Purchase Agreement; provided that, in the event any member of the Determination Committee as of the Closing of the Securities Purchase Agreement is removed or resigns or fails to be re-elected as a director of the Company, then the Determination Committee shall consist of such Persons that were members of the Determination Committee as of the Closing of the Securities Purchase Agreement and are, as of the relevant time, directors of the Company; further provided that, in the event no such Persons remain as directors of the Company, the Company shall appoint an independent trustee to serve on the Determination Committee.

             "DETERMINATION DATE" shall mean the date of determination of the Stockholders' Equity Adjustment Amount in accordance with Section
             1.3 of the Securities Purchase Agreement.

             "ESCROW ACCOUNT" means the bank account in which the Escrow Funds are held.

             "ESCROW FUNDS" has the meaning set forth in the Recitals.

             "ESCROW PARTIES" means the Parties other than the Escrow Agent.

             "ESCROW PERIOD" means the period commencing on the date hereof and terminating upon the release of all of the Escrow Funds pursuant to the terms hereof (the "TERMINATION DATE"), provided that provisions hereof that would otherwise continue by their terms, including, but not limited to, terms providing for obligations to the Escrow Agent, shall continue after the Termination Date.

             "ESCROW SHARES" has the meaning set forth in the Securities Purchase Agreement.

             "FINAL ORDER" has the meaning set forth in SECTION 5(b)(iii)(x).

             "HOLDBACK PERIOD" has the meaning set forth in the Securities Purchase Agreement.

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             "INDEMNIFIABLE DAMAGES" has the meaning set forth in the Securities
             Purchase Agreement.

             "INDEMNITY ESCROW FUNDS" has the meaning set forth in the Recitals.

             "JOINT RELEASE CERTIFICATE" has the meaning set forth in SECTION 5(b)(ii).

             "NON-INDEMNITY ESCROW FUNDS" has the meaning set forth in the Recitals.

             "ORDER" has the meaning set forth in SECTION 5(b)(iii)(x).

             "PARTY" or "PARTIES" has the meaning set forth in the introduction.

             "PERMITTED INVESTMENTS" has the meaning set forth in SECTION 4(d).

             "PERSON" means any natural person or entity of any kind, including, but not limited to, a corporation, a limited liability company, a partnership or an association.

             "PURCHASE PRICE" has the meaning set forth in the Securities Purchase Agreement.

             "SECURITIES PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

             "SHARE INCREASE" has the meaning set forth in the Securities Purchase Agreement.

             "SHARE INCREASE NOTICE" has the meaning set forth in Section 5(c)(ii).

             "STOCKHOLDERS' EQUITY ADJUSTMENT AMOUNT" has the meaning set forth in the Securities Purchase Agreement.

             "STOCKHOLDERS' EQUITY ADJUSTMENT ESCROW FUNDS" has the meaning set forth in the Recitals.

             "STOCKHOLDERS' EQUITY ADJUSTMENT NOTICE" has the meaning set forth in Section 5(c)(i).

         2. RECITALS. The Recitals are incorporated herein by reference and made a part of this Agreement.

         3. ESCROW AGENT. The Company and the Buyer hereby designate and appoint Escrow Agent to act as escrow agent in accordance with the terms and conditions of this Agreement, and Escrow Agent hereby accepts such designation and appointment.




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         4. ESCROW FUNDS.

             (a) DEPOSIT OF ESCROW FUNDS. Concurrently with the execution and delivery of this Agreement, the Buyer shall deliver or cause to be delivered to the Escrow Agent, in accordance with the terms of the Securities Purchase Agreement, a wire transfer of immediately available funds in the amount of the Escrow Funds to be held and disbursed in accordance with the terms hereof. The Escrow Agent will not make any payment or distribution of the Escrow Funds except as and in the manner expressly provided for in this Agreement.

             (b) RIGHTS TO ESCROW FUNDS. Except as expressly provided herein, none of the Escrow Parties shall have any right, title or interest in or possession of any of the Escrow Funds, until released pursuant to the terms hereof. Therefore, except as otherwise provided in SECTION 4(e) hereof, none of the Escrow Parties shall have the ability to pledge, convey, hypothecate or grant a security interest in any portion of the Escrow Funds until disbursed pursuant to the terms hereof, and until such disbursement the Escrow Agent shall be in sole possession of the Escrow Funds and will not act or be deemed to act as custodian for any party for purposes of perfecting a security interest therein. Accordingly, except as otherwise provided in SECTION 4(e) hereof, no Person shall have any right to have or to hold any of the Escrow Funds as collateral for any obligation and no Person shall be able to obtain a security interest in any assets (tangible or intangible) contained in or relating to any of the Escrow Funds.

             (c) PAYMENT OF ESCROW FUNDS. Any payment of the Escrow Funds to be made by the Escrow Agent pursuant to this Agreement (whether to the Company or to the Buyer) shall be made by wire transfer in immediately available funds (upon receipt of written wire transfer instructions of the recipient).

             (d) INVESTMENT OF ESCROW FUNDS. The Escrow Agent will invest the Escrow Funds in Permitted Investments. As used in this Agreement, "PERMITTED INVESTMENTS" means (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof,
(ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $100,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause
(ii) above, or (iv) Federated Treasury Obligations Money Market Fund with a right of redemption on a daily basis and having assets of at least $100,000,000, substantially all of which assets consist of investments of a type described in the foregoing clauses; provided in each case that any investment referred to in clauses (i) through (iii) above matures within 10 days or less from the date of acquisition thereof by the Escrow Agent.

             (e) SECURITY INTERESTS IN ESCROW FUNDS. It is the intent of the Company and the Buyer that each of their respective interests in the Escrow Funds is merely a contingent right to payment and that neither a voluntary nor involuntary case under any applicable bankruptcy, insolvency or similar law nor the appointment of a receiver, trustee, custodian or similar official in respect of the Company or the Buyer (any of which is referred to herein as a "BANKRUPTCY EVENT") shall increase its or his respective interest in the Escrow Funds or affect, modify, convert or otherwise change the contingent nature of its or his respective right to payment of the Escrow Funds in accordance with the terms of

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this Agreement. Accordingly, in order to assure the foregoing result even if it is determined by a court of competent jurisdiction (whether or not in connection with a Bankruptcy Event) that the Company or the Buyer has an interest in the Escrow Funds that is greater than a contingent right of payment from the Escrow Funds payable only in accordance with the provisions hereof, the Parties agree as follows:

                  (i) The Company hereby grants the Buyer a first priority security interest in, and hereby pledges and assigns to the Buyer, all of its right, title and interest in the Escrow Funds (and any account in which the Escrow Funds are deposited) to secure the Company's obligations hereunder and under the Securities Purchase Agreement. The Escrow Agent hereby agrees to act as bailee and possessory agent on behalf of the Company in respect thereof. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Company for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Company to further perfect or maintain the security interests created by the Company hereunder in the Escrow Funds (and any account in which the Escrow Funds are deposited). Such security interests shall automatically be released with respect to any Escrow Funds distributed pursuant to the terms of this Agreement; and

                  (ii) The Buyer hereby grants the Company a first priority security interest in, and hereby pledges and assigns to it all of its right, title and interest in the Escrow Funds (and any account in which the Escrow Funds are deposited) to secure the Buyer's obligations hereunder. The Escrow Agent hereby agrees to act as bailee and possessory agent on behalf of the Buyer in respect thereof. The Escrow Agent shall, upon receipt of indemnification satisfactory to it from the Buyer for its fees and expenses incurred in connection with taking such actions, take all actions as may be reasonably requested in writing of it by the Buyer to further perfect or maintain the security interests created by the Buyer in the Escrow Funds (and any account in which the Escrow Funds are deposited). Such security interests shall automatically be released with respect to any Escrow Funds distributed pursuant to the terms of this Agreement.

The parties hereto agree and acknowledge that the establishment and maintenance of the escrow account hereunder is intended to constitute possession of the Escrow Funds for the purposes of perfecting the security interests therein created hereby.

         5. CLAIMS; RELEASE OF ESCROW FUNDS. The Escrow Funds shall be held and disposed of by the Escrow Agent for the benefit of the Buyer and the Company, as the case may be, as follows:

             (a) RELEASE OF CLOSING ESCROW FUNDS AND ESCROW FUNDS. The sum of $680,000 of the Escrow Funds (the "CLOSING ESCROW FUNDS") shall be held pursuant to the terms of this Section 5(a). If, at or before 5:00 p.m. on January 10, 2002, the Buyer has received from the Company (i) an opinion of counsel substantially in the form of EXHIBIT 5(a) attached hereto (the "OPINION"), (ii) a Schedule 3.7(b) to the Securities Purchase Agreement initialled by the Company, (iii) evidence reasonably satisfactory to the Buyer that a directors and officers liability policy providing at least $5.0 million of coverage on customary terms is in place for the Company, and (iv) evidence satisfactory to the Buyer, in its reasonable discretion, that that certain Share Exchange Agreement, dated as of October 12, 2001, by and between the Company and

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Cash Card Communications Corp. Ltd., and all agreements related thereto
(collectively, the "C-4 AGREEMENTS"), and all transactions contemplated in connection therewith, have been terminated and that no liability will accrue to the Company, the Buyer or any individuals or entities affiliated with the Company or the Buyer as a result of such termination or otherwise as a result of any of the C-4 Agreements or any transactions contemplated thereby (the receipt of (i), (ii), (iii) and (iv), collectively, the "BUYER SATISFACTION"), then, the Buyer shall so inform the Company and the Buyer and the Company shall deliver to the Escrow Agent a jointly executed letter informing the Escrow Agent of the Buyer Satisfaction (the "BUYER SATISFACTION NOTICE"). The Escrow Agent shall, within three (3) business days after its receipt of such Buyer Satisfaction Notice, and provided that the Escrow Agent has received the Refrain Letter Notice (as defined below) at or before the Cut-off Time (as defined below), release the Closing Escrow Funds to the Company. In the event that at or before 5:00 p.m. on January 10, 2002, the Escrow Agent has not received such Buyer Satisfaction Notice, then, notwithstanding anything in this Agreement to the contrary, within three (3) business days thereafter, the Escrow Agent shall release to the Buyer the Escrow Funds. If, at or before 5:00 p.m. on December 26, 2001, the Buyer has received from the Company the refrain letters as referred to in Section 4.9 of the Securities Purchase Agreement (such receipt is referred to herein as a "REFRAIN LETTER Receipt") then, the Buyer and the Company shall deliver to the Escrow Agent a jointly executed letter (a "REFRAIN LETTER NOTICE") informing the Escrow Agent of the Refrain Letter Receipt no later than 5:00 p.m. on December 27, 2001 (the "CUT-OFF TIME"). In the event the Refrain Letter Notice is not received by the Escrow Agent by the Cut-off Time, then, notwithstanding anything to the contrary, the Escrow Agent shall within three (3) business days thereafter, release the Escrow Funds to the Buyer.

             (b) RELEASE OF INDEMNITY ESCROW FUNDS. This Section 5(b) is subject to the terms of Section 5(a), above.

                  (i) At any time during the Escrow Period (subject to the terms of the Securities Purchase Agreement), if the Buyer desires to receive a disbursement from the Indemnity Escrow Funds as payment, in whole or in part, for Indemnifiable Damages incurred by the Buyer, Buyer shall deliver to the Escrow Agent a written notice which shall set forth (x) the amount of the Indemnifiable Damages, (y) the factual basis underlying such claim for Indemnifiable Damages and (z) the Section(s) of the Securities Purchase Agreement pursuant to which such Indemnifiable Damages are claimed (a "BUYER CLAIM NOTICE"). The Buyer shall concurrently deliver a copy of such Buyer Claim Notice to the Determination Committee in accordance with the notice provisions of this Agreement. Unless the Determination Committee delivers to the Escrow Agent a written notice stating that the Company objects to all or any portion of the requested disbursement set forth in a Buyer Claim Notice within twenty (20) days from the date that such Buyer Claim Notice is received by the Determination Committee (such written notice of objection, the "COMPANY DISPUTE NOTICE"), the Escrow Agent shall disburse to the Buyer within three (3) business days after the end of such 20-day period from the Indemnity Escrow Funds, that portion of the Indemnity Escrow Funds equal in value to the Indemnifiable Damages claimed in such Buyer Claim Notice.

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                  (ii) If the Determination Committee delivers to the Escrow
         Agent a Company Dispute Notice in respect of a Buyer Claim Notice in accordance with the terms of this Section, the Escrow Agent shall (x) disburse to the Buyer from the Indemnity Escrow Funds that portion of the Indemnity Escrow Funds equal in value to the Indemnifiable Damages claimed in such Buyer Claim Notice and not objected to in such Company Dispute Notice and (y) make no disbursement of Indemnity Escrow Funds in respect of Indemnifiable Damages claimed in such Buyer Claim Notice to the extent objected to in such Company Dispute Notice unless and until the Escrow Agent has obtained from the Buyer and the Determination Committee jointly executed instructions in form and substance reasonably satisfactory to the Escrow Agent (a "JOINT RELEASE CERTIFICATE") directing the disbursement of Indemnity Escrow Funds in respect of Indemnifiable Damages claimed in such Buyer Claim Notice and objected to in such Company Dispute Notice.

                  (iii) In the event of any disagreement between the Determination Committee and the Buyer resulting in adverse claims or demands being made on the Indemnity Escrow Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain that portion of the Indemnity Escrow Funds for which a disputed claim has been made until the Escrow Agent:

                           (x) shall have received a final non-appealable order,
                  judgment or decree (collectively, an "ORDER") of a court of competent jurisdiction directing delivery of the disputed portion of the Indemnity Escrow Funds, which Order shall be accompanied by an opinion of counsel for the party to whom such Order directs delivery of all or portion of the Indemnity Escrow Funds that such Order represents a final adjudication of the rights of the parties, and that the time for appeal from such Order has expired without an appeal having been noticed, filed or perfected (a "FINAL ORDER"), in which event the Escrow Agent shall disburse the Indemnity Escrow Funds (or any portion thereof) in accordance with such Final Order; or

                           (y) shall have received a Joint Release Certificate
                  directing delivery of the disputed portion of the Indemnity Escrow Funds, in which event the Escrow Agent shall disburse the agreed-upon portion of the Indemnity Escrow Funds in accordance with such Joint Release Certificate; or

                           (z) shall have filed an interpleader action
                  concerning the disputed portion of the Indemnity Escrow Funds.

                  (iv) EXPIRATION OF THE HOLDBACK PERIOD. Upon the expiration of the Holdback Period, the Escrow Agent shall (i) deliver to the Company all Indemnity Escrow Funds with respect to which the Escrow Agent has not as of such time received a Buyer Claim Notice, and (ii) retain all Indemnity Escrow Funds with respect to which the Escrow Agent has by then received a Buyer Claim Notice, which funds shall be held in escrow by the Escrow Agent and only released in accordance with Sections 4(a)(i) - (iii) above.

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             (c) RELEASE OF NON-INDEMNITY ESCROW FUNDS. This Section 5(c) is
subject to the terms of Section 5(c) above.

                  (i) RELEASE OF STOCKHOLDERS' EQUITY ADJUSTMENT ESCROW FUNDS. Within the three (3) day period immediately following the Determination Date, the Buyer and the Determination Committee shall deliver to the Escrow Agent a jointly executed letter in form and substance reasonably satisfactory to the Escrow Agent instructing the Escrow Agent to release to the Buyer from the Stockholders' Equity Adjustment Escrow Funds an amount equal to the Stockholders' Equity Adjustment Amount, or, if the Stockholders' Equity Adjustment Amount is equal to zero, notifying the Escrow Agent of such fact and directing that no release of Stockholders' Equity Adjustment Escrow Funds shall be made pursuant to this Section 5(c)(i) (an "STOCKHOLDERS' EQUITY ADJUSTMENT NOTICE"). The Escrow Agent shall, within three (3) business days after its receipt of the Stockholders' Equity Adjustment Notice release to the Buyer that portion of the Stockholders' Equity Adjustment Escrow Funds identified as the Stockholders' Equity Adjustment Amount in accordance with the Stockholders' Equity Adjustment Notice.

                  (ii) SHARE INCREASE AND ISSUANCE OF ESCROW SHARES. Notwithstanding anything in this Agreement to the contrary, upon the earlier of (x) the approval of the Share Increase and the issuance of the Escrow Shares, and (y) the fifth day following the end of the Approval Period, the Buyer and the Determination Committee shall deliver to the Escrow Agent a jointly executed letter in form and substance reasonably satisfactory to the Escrow Agent (A) stating whether, as of such time, the Share Increase has been approved or rejected by the shareholders of the Company and whether the Escrow Shares have been issued to the Buyer, and (B) instructing the Escrow Agent to release the appropriate amount of the Non-Indemnity Escrow Funds, in light of any amounts that may be paid pursuant to Section 5(c)(i) above (as determined by the Escrow Parties and set forth in such letter), (1) to the Company, if the Share Increase has by then been approved and the Escrow Shares have by then been issued to the Buyer, or (2) to the Buyer, if the Share Increase has not by then been approved or the Escrow Shares have not by then been issued to the Buyer (the "SHARE INCREASE NOTICE"). The Escrow Agent shall, within three (3) business days after its receipt of such Share Increase Notice, release the Non-Indemnity Escrow Funds in accordance with the Share Increase Notice; provided, however, that notwithstanding anything contained in this Section 5(c)(ii) to the contrary, the Escrow Agent shall not release the Stockholders' Equity Adjustment Funds portion of the Non-Indemnity Escrow Funds to the Company until the Escrow Agent has received the Stockholders' Equity Adjustment Notice in accordance with
         Section 5(c)(i) hereof and disbursed the Stockholders' Equity Adjustment Funds in accordance with the terms thereof.

                  (iii) In the event of any disagreement between the Determination Committee and the Buyer resulting in adverse claims or demands being made on the Non-Indemnity Escrow Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain that portion of the Non-Indemnity Escrow Funds for which a disputed claim has been made until the Escrow Agent:

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                           (x) shall have received a final non-appealable order,
                  judgment or decree (collectively, an "ORDER") of a court of competent jurisdiction directing delivery of the disputed portion of the Non-Indemnity Escrow Funds, which Order shall be accompanied by an opinion of counsel for the party to whom such Order directs delivery of all or portion of the Non-Indemnity Escrow Funds that such Order represents a final adjudication of the rights of the parties, and that the time for appeal from such Order has expired without an appeal having been noticed, filed or perfected (a "FINAL ORDER"), in which event the Escrow Agent shall disburse the Non-Indemnity Escrow Funds (or any portion thereof) in accordance with such Final Order; or

                           (y) shall have received a Joint Release Certificate
                  directing delivery of the disputed portion of the Non-Indemnity Escrow Funds, in which event the Escrow Agent shall disburse the agreed-upon portion of the Non-Indemnity Escrow Funds in accordance with such agreement, within three
                  (3) business days after its receipt of such Joint Release Certificate; or

                           (z) shall have filed an interpleader action
                  concerning the disputed portion of the Non-Indemnity Escrow Funds.

             (d) FINAL PAYMENT. Upon disbursement of all Escrow Funds, as the case may be, the Escrow Agent shall be released from any further duty or obligation hereunder with respect to the Escrow.

             (e) RECEIPT OF JOINT RELEASE CERTIFICATE. Notwithstanding anything in this Agreement to the contrary, in the event Escrow Agent receives a Joint Release Certificate at any time within the period during which this Agreement is in effect, the Escrow Agent shall act in accordance with such Joint Release Certificate.

         6. ESCROW AGENTS DUTIES. The Escrow Parties understand and agree that:

             (a) ALL DUTIES. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent.

             (b) NO LIABILITY; INDEMNIFICATION. The Escrow Agent shall not be liable in connection herewith except to the extent of its proven willful misconduct or gross negligence. The Escrow Parties shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys fees and disbursements, arising out of and in connection with this Agreement; provided, however, that in the event of a dispute among the Escrow Parties, the non-prevailing party shall indemnify and hold the prevailing party harmless against any and all costs and expenses (including reasonable attorneys fees) incurred by the prevailing party pursuant to the provisions hereof.

             (c) RELIANCE BY ESCROW AGENT. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the

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propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any Person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

             (d) ADVICE OF COUNSEL. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice. The Escrow Agent shall be under no duty to monitor performance by any party of its or his obligations under any agreement.

             (e) INTEREST IN FUNDS. The Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. Escrow Agent shall have no tax reporting duties with respect to the Escrow Funds or interest thereon, such duties being the responsibility of the party or parties which receive, or have the right to receive, any taxable income hereunder. Notwithstanding the foregoing, Escrow Agent has the authority to comply with the provisions of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. Such authority shall include, without limitation, (i) the filing of tax returns (including information returns) with respect to the Escrow Funds,
(ii) the payment of any tax, interest or penalties imposed thereon, (iii) the withholding of any amounts which are required to be withheld and (iv) the payment over of such withheld amounts to the appropriate taxing authority. The Escrow Parties shall provide the Escrow Agent with all information necessary to enable Escrow Agent to comply with the foregoing. Escrow Agent may withdraw from the Escrow Funds amounts necessary to pay all applicable income or withholding taxes (plus interest and penalties thereon) that are required to be paid. The Escrow Parties shall equally pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. This SECTION 6 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

             (f) NO REPRESENTATIONS. The Escrow Agent makes no representation as to the validity, value or genuineness of any security or other document or instrument held by or delivered to it. The Escrow Agent shall have no liability for the loss of value of any Escrow Funds.

             (g) NO ADVICE REQUIRED. The Escrow Agent, in its role as such, shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

             (h) RESIGNATION OF ESCROW AGENT. The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Funds to any successor Escrow Agent jointly designated by the Buyer and the Company in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (1) the appointment of a successor (including a court of competent jurisdiction) or (2) the day which is 10 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be (i) to safe keep the Escrow Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction or (ii) to deliver such funds to a court of competent jurisdiction.

             (i) REIMBURSEMENT. The Escrow Parties jointly and severally agree to equally reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements to its counsel which may include lawyers from its own firm at their standard rates).

             (j) NO AGREEMENTS. The Escrow Agent is not a party to, and is not bound by, any agreement referred to herein or by any other agreement among the other parties hereto or their respective heirs, administrators, successors or assigns.

             (k) NO ASSIGNMENT BINDING. Subject to Sections 4(e) and 16 hereof, no assignment of the interest of any of the Escrow Parties or their successors shall be binding upon the Escrow Agent unless and until written evidence of such assignment in form satisfactory to the Escrow Agent shall be filed with and accepted by the Escrow Agent.

             (l) DUTY OF CARE. The Escrow Agent shall exercise the same degree of care toward the Escrow Funds as it exercises towards its own similar property or similar property held in escrow for the account of others (whichever degree of care is higher), and shall not be held to any higher standard of care under this Agreement.

             (m) REFRAINING FROM ACTIONS. If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any Escrow Party which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise by a Joint Release Certificate or Final Order.

         7. NOTICES. Any notices, demands or other communication given in connection herewith shall be in writing and be deemed given (i) when personally delivered, (ii) when sent by facsimile transmission and a confirmation of the transmission is received by the sender or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as FedEx, with directions to deliver within three (3) days, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such Party may designate in accordance herewith:

         When the Buyer is the intended recipient:

                  Ener1 Holdings, Inc.
                  500 West Cypress Creek Road
                  Suite 770
                  Fort Lauderdale, Florida 33309
                  Attention:  Chief Executive Officer

         with a copy to:

                  Robert C. Boehm, Esq.
                  Akerman, Senterfitt & Eidson, P.A.
                  SunTrust International Center
                  28th Floor
                  One S.E. 3rd Avenue
                  Miami, FL 33131-1714
                  Facsimile:  (305) 374-5095

         When the Determination Committee is the intended recipient:

                  Inprimis, Inc.
                  1601 Clint Moore Road
                  Boca Raton, FL 33487
                  Attention: Eduard Will
                  Facsimile: (561) 997-6227

         with a copy to:

                  Kenneth E. Adelsberg, Esq.
                  Pillsbury Winthrop LLP
                  One Battery Park Plaza
                  New York, New York 10004-1490
                  Facsimile: (212) 858-1500

         When the Escrow Agent is the intended recipient:

                  Robert C. Boehm, Esq.
                  Akerman, Senterfitt & Eidson, P.A.
                  SunTrust International Center
                  28th Floor
                  One S.E. 3rd Avenue
                  Miami, FL 33131-1714
                  Facsimile:  (305) 374-5095

         8. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF

THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF FLORIDA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD APPLY. IT IS THE INTENTION OF THE PARTIES TO THIS AGREEMENT THAT THE SITUS OF THE ESCROW ACCOUNTS CREATED BY THIS AGREEMENT BE, AND THAT IT BE ADMINISTERED IN, THE STATE IN WHICH IS LOCATED THE PRINCIPAL OFFICE OF THE ESCROW AGENT FROM TIME TO TIME ACTING HEREUNDER.

         9. JURISDICTION AND VENUE. The Parties to this Agreement agree that any and all actions arising under or in respect of this Agreement shall be litigated exclusively in any federal or state court of competent jurisdiction located in the County of Miami-Dade, State of Florida. By execution and delivery of this Agreement, each party to this Agreement irrevocably submits to the personal and exclusive jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. Each party to this Agreement agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. The Parties further agree that the mailing by certified or registered mail, return receipt requested, to the addresses specified for notice in this Agreement, of any process or summons required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

         10. ENTIRE AGREEMENT. This Agreement and the agreements referred to herein constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

         11. AMENDMENTS AND WAIVERS. No supplement, modification or amendment of this Agreement, or of any covenant, condition or limitation herein contained, shall be valid unless made in writing and executed by the Parties hereto and the Determination Committee. No waiver of any covenant, condition, or limitation herein contained shall be valid unless made in writing and executed by the party making the waiver.

         12. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         14. NO CONFLICT. Notwithstanding anything in this Agreement to the contrary, the Parties hereto hereby agree that the fact that Akerman, Senterfitt & Eidson, P.A. has acted as Escrow Agent hereunder shall not preclude the Escrow Agent or any member or employee of such firm from providing legal representation to the Buyer in connection with any matter, including any matter arising from, or in any way connected with, the transactions contemplated by this Agreement, the Securities Purchase Agreement or any transactions contemplated hereby or thereby. The Company acknowledges that Akerman, Senterfitt & Eidson, P.A. has acted as counsel to the Buyer in connection with the Securities Purchase Agreement and the transactions contemplated thereby.

         15. WAIVER OF JURY TRIAL. To the full extent permitted by law, each of the Parties hereto hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in respect to any litigation based hereon, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party hereto. This provision is a material inducement for the Escrow Agent to enter into this Agreement.

         16. SUCCESSORS AND ASSIGNS. None of the Escrow Parties shall assign or agree to assign or grant to any other party any rights under this Agreement, including without limitation any rights in or to the Escrow Funds, without the prior written consent of the other Parties hereto and the Determination Committee, and this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         17. SPECIFIC PERFORMANCE. The obligations of the Escrow Parties are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other Parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction, subject to the limitation in SECTION 8 hereof, in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of the Escrow Parties hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

         18. NO FEES PAYABLE TO DETERMINATION COMMITTEE MEMBERS. No member of the Determination Committee shall be entitled to any consideration in respect of such member's service thereon, other than reimbursement by the Company of such member's reasonable expenses actually incurred in the performance of such member's duties hereunder and under the Securities Purchase Agreement. The Company shall pay, as and when incurred, the reasonable fees and expenses of the Determination Committee arising out of the performance of its duties hereunder and under the Stock Purchase Agreement, including any fees of legal counsel or financial advisors engaged by the Determination Committee.

         19. WAIVERS. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument that is executed and delivered by such Party (and, in the case of the Company, executed on behalf of the Determination Committee). Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         20. HEADINGS. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

         21. RIGHTS AND REMEDIES. All rights, powers and remedies afforded to a Party under this Agreement, by law or otherwise, shall be cumulative (and not alternative) and shall not preclude the assertion, or the seeking by a Party of any other rights or remedies.


                         [SIGNATURES ON FOLLOWING PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      ENER1 HOLDINGS, INC.
                                      a Florida corporation

                                      By:   /s/ Michael Zoi
                                           ------------------------------------
                                      Name:     Michael Zoi
                                             ----------------------------------
                                      Title:    President
                                              ---------------------------------



                                      INPRIMIS, INC.
                                      a Florida corporation

                                      By:   /s/ Eduard Will
                                           ------------------------------------
                                      Name:     Eduard Will
                                             ----------------------------------
                                      Title:    Chief Executive Officer
                                              ---------------------------------



                                      AKERMAN, SENTERFITT & EIDSON, P.A.



                                      By:   /s/ Robert C. Boehm
                                           ------------------------------------
                                      Name: Robert C. Boehm
                                      Title: Shareholder